ACROSS DATA SYSTEMS, INC. AND SUBSIDIARIES
                 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
                                  EXHIBIT 11.0

                                              THREE MONTHS ENDED                NINE  MONTHS ENDED
                                         September 30,  September 30,      September 30,   September 30,
PRIMARY:                                    1996            1995              1996             1995
                                         --------------------------        --------------------------
WEIGHTED AVERAGE COMMON SHARES           6,107,959        5,510,355        5,985,265        3,896,557

COMMON STOCK EQUIVALENTS

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D                                                                             499,672
                                         --------------------------        --------------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES               6,107,959        5,510,355        5,985,265        4,396,229
                                         ==========================        ==========================

FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES           6,107,959        5,510,355        5,985,265        4,396,229

COMMON STOCK EQUIVALENTS

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D
                                         --------------------------        --------------------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES               6,107,959        5,510,355        5,985,265        4,396,229
                                         ==========================        ==========================